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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
J. Alexander's Corporation:

We consent to the use of our report dated April 11, 2005, with respect to the consolidated balance sheet of J. Alexander's Corporation as of January 2, 2005, and the related consolidated statements of income, stockholders' equity, cash flows for the year then ended January 2, 2005, and the related financial statement schedule, incorporated herein by reference.


(Signed) KPMG LLP
Nashville, Tennessee
April 11, 2005